EXHIBIT 5.1
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                            [Ropes & Gray Letterhead]



                                                                 August 26, 2002


Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760-1537

     Re:  Boston Scientific Corporation
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8, and all exhibits thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of obligations (the "Obligations") of Boston Scientific Corporation, a Delaware corporation (the "Company"), to deliver to participants in the Boston Scientific Deferred Compensation Option Program (the "Plan"), upon participants' exercise of options issued under the Plan, shares of mutual funds underlying such options or the fair market value of such shares in cash.

     We have acted as counsel for the Company and are familiar with the actions taken by the Company in connection with the adoption of the Plan. For purposes of this opinion we have examined the Registration Statement, the Plan and such other documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of, compliance with or effect of Federal law or the law of any jurisdiction other than the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the opinion that the Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company or of its participating subsidiaries to the extent provided in the Plan, enforceable against the Company or such subsidiaries in accordance with their terms and the terms of the Plan, except as enforceability
(i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Obligations while the Registration Statement is in effect.

                                           Very truly yours,


                                           /s/ Ropes & Gray